Exhibit 10.4

RSP PERMIAN, INC.

2014 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK GRANT AND AWARD AGREEMENT

(Performance Vesting)

This restricted stock grant and award agreement (the “Agreement”) is made and entered into as of                 (the “Date of Grant”) by and between RSP Permian, Inc., a Delaware corporation (the “Company”), and                (the “Grantee” or “you”);

WHEREAS, the Company in order to induce you to continue to dedicate service to the Company and to materially contribute to the success of the Company agrees to grant you this restricted stock award;

WHEREAS, the Company adopted the RSP Permian, Inc. 2014 Long Term Incentive Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock awards to certain employees and service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, you desire to accept the restricted stock award made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.    The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of                (the “Date of Grant”), as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of a target of                shares (the “Restricted Shares”) of Stock in accordance with the terms and conditions set forth herein and in the Plan.

2.    Escrow of Restricted Shares. The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue in your name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as described in Section 5 of this Agreement or the Restricted Shares are forfeited as described in Sections 4 and 6 of this Agreement. If the Company certificates the Restricted Shares, you shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Shares are delivered to you, (b) the Restricted Shares are otherwise transferred to you free of restrictions, or (c) the Restricted Shares are canceled and forfeited pursuant to this Agreement.

3.    Ownership of Restricted Shares. From and after the time the Restricted Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that each dividend payment will be made no later than the 60th day following the date such dividend payment is made to stockholders generally.

4.    Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as described in Section 5 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”). You hereby agree that if the Restricted Shares are forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5.    Expiration of Restrictions and Risk of Forfeiture.

(a)    Vesting Requirements. Subject to the terms and conditions of this Agreement and the Plan, the Forfeiture Restrictions on the Restricted Shares will lapse and the Restricted Shares will vest subject to the satisfaction of both a time-based vesting schedule and a performance-based vesting schedule. You will be deemed to satisfy the time-based vesting schedule if you are continuously employed or providing services to the Company or any of its Subsidiaries from the Date of Grant until                (the “Vesting Date”). The performance-based vesting schedule will be satisfied upon the achievement of the performance goals set forth in Appendix A attached hereto.

(b)    Adjustments to Restricted Shares Following Performance Period. Immediately following the Committee’s certification of the satisfaction of the applicable performance goals set forth in Appendix A attached hereto, and the applicable level of achievement attained in connection therewith, the target number of Restricted Shares granted to you pursuant to Section 1 of this Agreement shall be adjusted, if necessary, to reflect the achievement of the applicable performance goals.

6.    Termination of Services and Change in Control.

(a)    Termination Generally. If your service relationship with the Company or any of its Subsidiaries is terminated for any reason other than (i) due to your death or (ii) due to your Disability (as defined below), then those Restricted Shares for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Shares shall be forfeited to the Company. The Restricted Shares for which the restrictions have lapsed, if any, as of the date of such termination shall not be forfeited to the Company.

(b)    Death; Disability. Notwithstanding the vesting schedules set forth in Section 5(a) above, if your service relationship with the Company or any of its Subsidiaries is terminated due to (i) your death or (ii) your Disability (as defined below), you will automatically be deemed to have satisfied the time-based vesting schedule. With respect to the performance-based vesting schedule, the Company will deem the performance period to end on the last day of the most recently completed fiscal quarter immediately prior to the date of such termination, and the Company’s satisfaction of the applicable performance goals will be based upon actual performance as of the end of the revised performance period.

“Disability” means your inability to perform the essential functions of your position with or without reasonable accommodation, if required by law, due to physical or mental impairment. The existence of any such Disability shall be certified, at the Company’s discretion, by either the Company’s disability carrier or a physician acceptable to both you and the Company. If the parties are not able to agree on the choice of physician, each party shall select a physician who, in turn, shall select a third physician to render such certification. In no event will your service relationship be terminated as a result of Disability, unless otherwise agreed to by you and the Company, until at least 180 consecutive days of leave has elapsed and the Company has provided you with written notice of termination.

(c)    Change in Control. Notwithstanding the vesting schedules set forth in Section 5(a) above, upon the occurrence of a Change in Control, you will automatically be deemed to have satisfied the time-based vesting schedule. With respect to the performance-based vesting schedule, the Company will deem the performance period to end immediately prior to the Change in Control event, and the Company’s satisfaction of the applicable performance goals will be based upon actual performance as of the end of the revised performance period.

7.    Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

8.    Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Section 5 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 9. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

9.    Payment of Taxes. The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c). If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b).

10.    Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11.    Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 or 10 of this Agreement on all certificates representing shares issued with respect to this Award.

12.    Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

13.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14.    Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

15.    No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

16.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17.    No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18.    Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail.

19.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

20.    Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

21.    Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

22.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23.    Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.

24.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

25.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

26.    Amendment. This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

27.    The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand as to the date and year first above written.

RSP PERMIAN, INC.

By:

Name:

Title:

[GRANTEE NAME]

GRANTEE

APPENDIX A

PERFORMANCE GOAL

The performance goal for your Restricted Shares shall be                     . Subject to the satisfaction of the time-based vesting schedule noted in Section 5(a), you will become vested in an applicable number of Restricted Shares that corresponds to the performance rank that the Company achieves with respect to the                      goals set forth below. The Committee will review, analyze and certify the achievement of the Company’s performance ranking for the                      goal for the performance period noted below, and will determine both whether the performance vesting requirement for your Restricted Shares has been met in accordance with the terms of this Agreement and the Plan, and what adjustments may be necessary to your target number of Restricted Shares.

Performance Goal

Performance Goal	Percentage of Restricted Shares Subject to Performance Goal	Performance Period
[TBD]	[%]	X through X

Company Performance Ranking and Payout Schedule

Company’s Performance Rank (1= First Ranked; [TBD]= Last Ranked)	Percentile Ranking	Percent of Target Restricted Shares to Become Vested
X	[%]	[%]